Exhibit 99.1

 Evergreen Energy Inc.  Provides Update on Sale Process

Stanhill Offer Withdrawn

As previously disclosed on October 4, 2011, we received an unsolicited offer from Stanhill Capital Partners (“Stanhill”) to purchase our K-Fuel process and technology business (the “K-Fuel Business").  Shortly thereafter, a Special Committee of the Board of Directors was formed to evaluate the Stanhill offer as well as explore the range of other strategic alternatives which may be available to us.  Among other things, the Special Committee, directly and through its financial and legal advisors, was engaged in an active and continual dialogue with Stanhill in connection with their offer to acquire the K-Fuel Business or, in the alternative, all of our outstanding shares of capital stock. On November 22, 2011, Stanhill unexpectedly informed us that it was withdrawing its offer and terminating further discussions in connection with any potential transaction for the K-Fuel Business or the share capital of the company.  The Special Committee and its financial advisor, Dahlman Rose & Company, LLC are continuing to evaluate strategic alternatives for Evergreen.  To date, this process has identified several parties that have expressed interest in exploring a potential transaction with us.  There can be no assurance that any of these parties will make an offer to acquire the K-Fuel Business or that any such offer will be on terms satisfactory to the Special Committee.

Evergreen Energy Inc.

Evergreen Energy Inc. offers environmental solutions for energy production and generation industries, primarily through its patented clean coal technology, K-Fuel®. K-Fuel® significantly improves the performance of low-rank sub-bituminous and brown coals and lignite. The process yields higher efficiency levels, which are variable depending on the type of coal processed, by applying heat and pressure to low-rank coals to reduce moisture. For more information, please visit the company’s website at www.evgenergy.com.

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission. Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies, the successful development and operation of our Southern Coal Holdings venture with WPG Resources (“SCH”) and our ability to complete a transaction for the sale of our K-Fuel® process and technology business  may be adversely impacted by unfavorable decisions in pending litigation, the inability of Green Bridge Holdings to make future payments under the terms of the sale of the Landrica Development Company assets and our Ft. Union Plant, the inability to raise sufficient additional capital in a timely manner to pursue the development of the technology, complete a transaction or sale of our K-Fuel Business or to pursue the development and operation of SCH, unsuccessful exploratory activities with respect to the identified SCH coal deposits, the inability to successfully apply the K-Fuel® technology to SCH’s coal deposits, the inability of SCH to obtain regulatory approval for its activities, adverse conditions for the marketing and sale of upgraded coal, the ability to successfully develop and commercialize other applications of the K-Fuel® technology (including the development of an activated carbon product), the ability of the Company to successfully maintain and defend its patents, including the application of such patents to other uses of the K-Fuel® technology,. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Contacts:

Evergreen Energy Inc. Contact:
Jimmac Lofton, Investor Relations, 1-720-945-0511
jlofton@evgenergy.com